UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 24, 2020

NUTANIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150
San Jose, California 95110
(Address of principal executive offices, including zip code)

(408) 216-8360
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Issuance and Sale of 2.50% Convertible Senior Notes due 2026

As previously disclosed, on August 26, 2020, Nutanix, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with BCPE Nucleon (DE) SPV, LP (“Bain”) relating to the issuance and sale to Bain of $750,000,000 in an initial aggregate principal amount of the Company’s 2.50% Convertible Senior Notes due 2026 (the “Notes”). The Notes were issued on September 24, 2020.

In connection with the issuance of the Notes, on September 24, 2020, the Company entered into an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee. The Notes will bear interest at a rate of 2.50% per annum, with such interest to be paid in kind on the Notes initially issued to and held by Bain (the “Sponsor Notes”) through an increase in the principal amount of the Notes and in cash on the Notes transferred to entities not affiliated with Bain (the “Non-Sponsor Notes”). Interest on the Notes will accrue from the date of issuance and be added to the principal amount on a semi-annual basis thereafter, in the case of the Notes held by Bain, or paid in cash, in the case of Notes hld by entities not affiliated with Bain, as applicable. The Notes will mature on September 15, 2026, subject to earlier conversion, redemption or repurchase.

The Notes are convertible at the option of the holder at any time until the close of business on the scheduled trading day immediately preceding the maturity date, subject to all applicable conversion restrictions. The Notes will be convertible into shares of the Company’s Class A Common Stock (“Class A Common Stock”) based on an initial conversion rate of 36.0360 shares of Class A Common Stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of $27.75 per share), in each case subject to customary anti-dilution and other adjustments, including in connection with any make-whole adjustment (as described in the Indenture) as a result of certain extraordinary transactions; provided, if a holder of Sponsor Notes elects to convert such Notes upon the Company’s delivery of a notice of redemption, the holder of the Sponsor Notes will have the right to elect whether such conversion is settled in cash, share of Class A Common Stock or a combination thereof. In addition, at the one-year anniversary of the date of the Notes, depending on the achievement of financial milestones, the conversion rate may be subject to an additional, one-time adjustment, to a conversion rate between 36.0360 shares of Class A Common Stock per $1,000 principal amount of the Notes (which is equal to a conversion price of $27.75 per share) and 39.6040 share of Class A Common Stock per $1,000 principal amount of the Notes (which is equal to a conversion price of $25.25 per share).

On or after September 15, 2025, the Notes will be redeemable by the Company, at the Company’s option, for cash at a price equal to 100% of the pricinipal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding the applicable redemption date, in the event that the closing sale price per share of the Company’s Class A Common Stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the five trading days immediately preceding the date on which the Company provides the redemption notice in accordance with the Indenture, during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the redemption notice at a redemption price of 100% of the principal amount of such Notes, plus any accrued and unpaid interest to, but excluding, the redemption date.

With certain exceptions, upon a Fundamental Change (as defined in the Indenture), which includes, among other things, change of control of the Company or the failure of the Company’s Class A Common Stock to be listed on certain stock exchange, the holders of the Notes may require that the Company repurchase all or part of their Notes in principal amount of $1,000 or an integral multiple thereof at purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change repurchase date.

The following events are considered “events of default” with respect to the Notes:

(a)	default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)
default in the payment of principal of any Note when due and payable at the relevant stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)	failure by the Company to comply with its obligation to convert the Notes (other than the Sposor Notes) in accordance with the Indenture upon exercise of a holder’s conversion right;

(d)
failure by the Company to comply with its obligation to convert the Notes (other than the Sponsor Notes) in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;

(e)	failure by the Company to give a notice of Fundamental Change in accordance with the Indenture when due;

(f)	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger, sale, conveyance and lease of assets of the Company;

(g)
failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or the Indenture;

(h)
default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $40,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the case of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company from the Trustee or the holders of at least 25% in principal amount of Notes then outstanding in accordance with the Indenture; or

(i)	certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries (as defined in the Indenture).

If such an event of default, other than an event of default described in clause (i) above with respect to the Company, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the Notes will automatically be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture and the Notes, which are filed as Exhibits 4.1 and 4.2, respectively, and incorporated by reference.

Amendment to Investment Agreement

  On September 24, 2020, the Company entered into an Amendment to the Investment Agreement with Bain (the “Investment Agreement Amendment”), to provide that Bain’s director nomination rights are also subject to certain proportional voting requirements.

The foregoing summary of the Investment Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement Amendment, which are filed as Exhibit 10.1, and incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sale of Securities

As previously disclosed, on August 26, 2020, the Company entered into the Investment Agreement, pursuant to which the Company issued and sold $750,000,000 in aggregate principal amount of the Notes to Bain in a private placement pursuant to the exemption from the registration requirements of the Securities Act. The Notes were issued on September 24, 2020 in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by Bain in the Investment Agreement.

 The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (d) Election of Directors

As previously disclosed, the Company’s board of directors (the “Board”) appointed Max de Groen to the Board to serve as a Class II director with a term expiring at the Company’s 2021 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The appointment of Max de Groen became effective on September 24, 2020 upon the issuance of the Notes.

As previously disclosed, the Board appointed David Humphrey to the Board to serve as a Class III director with a term expiring at the Company’s 2022 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The appointment of David Humphrey became effective on September 24, 2020 upon the issuance of the Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of September 24, 2020, by and between Nutanix, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of 2.50% Convertible Senior Notes due 2026 (included in Exhibit 4.1).

10.1	Amendment to Investment Agreement, dated as of September 24, 2020, by and between Nutanix, Inc. and BCPE Nucleon (DE) SPV, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: September 24, 2020	By:	/s/ Duston M. Williams
Duston M. Williams
Chief Financial Officer